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                                                                    EXHIBIT 23.2

                           ADOBE SYSTEMS INCORPORATED
               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (No. 33-10753, No. 33-18986, No. 33-23171, No. 33-30976, No. 33-36501, No. 33-38387,
No. 33-48210,  No.  33-63518, No.  33-78506,  No. 33-83030,  No.  33-83502,  No.
33-83504,  No.  33-84396,  No.  33-86482, No.  33-59335,  No.  33-63849  and No.
33-63851) on Form S-8 of Adobe Systems Incorporated of our report dated January 28, 1994, relating to the consolidated balance sheet of Aldus Corporation as of December 31, 1993 and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended, appearing on page 70 of this Form 10-K.

                                          ERNST & YOUNG LLP

Seattle, Washington
February 16, 1996